EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


                                                                 Three Months Ended                 Nine Months Ended
                                                                   September 30,                     September 30,
                                                                1999            1998              1999            1998
                                                                ----            ----              ----            ----
BASIC
    Weighted average shares outstanding                         $17,455,000        12,935,000      15,691,000      11,969,000
                                                               ============      ============    ============    ============

    Net loss                                                     (3,022,500)       (2,149,930)     (9,793,526)     (5,864,310)
      Conversion discount on preferred stock                             --                --              --        (858,872)
      Preferred stock accretion and dividend requirements                --                --              --      (2,751,953)
                                                               ------------      ------------    ------------    ------------
    Loss attributable to common shareholders                    $(3,022,500)       (2,149,930)     (9,793,526)     (9,475,135)
                                                               ============      ============    ============    ============

    Basic loss per share                                        $     (0.17)            (0.17)          (0.62)          (0.79)
                                                               ============      ============    ============    ============

 DILUTED
    Weighted average shares outstanding                          17,455,000        12,935,000      15,691,000      11,969,000
                                                               ============      ============    ============    ============

    Net loss                                                    $(3,022,500)       (2,149,930)     (9,793,526)     (5,864,310)
      Conversion discount on preferred stock                             --                --              --        (858,872)
      Preferred stock accretion and dividend requirements                --                --              --      (2,751,953)
                                                               ------------      ------------    ------------    ------------
    Loss attributable to common shareholders                    $(3,022,500)       (2,149,930)     (9,793,526)     (9,475,135)
                                                               ============      ============    ============    ============

    Diluted loss per share                                      $     (0.17)            (0.17)          (0.62)          (0.79)
                                                               ============      ============    ============    ============


    Loss attributable to common shareholders, above             $(3,022,500)       (2,149,930)     (9,793,526)     (9,475,135)
                                                               ============      ============    ============    ============

    Additional adjustment to weighted average number of shares:
    Weighted average number of shares as adjusted per
      above                                                      17,455,000        12,935,000      15,691,000      11,969,000
    Dilutive effect of contingently issuable shares, stock
      options, warrants and convertible preferred stock           5,646,000         4,407,000       5,566,000       1,913,000
                                                               ------------      ------------    ------------    ------------
    Weighted average number of shares, as adjusted               23,101,000        17,342,000      21,257,000      13,882,000
                                                               ============      ============    ============    ============

    Diluted loss per share, adjusted  (A)                       $     (0.13)            (0.12)          (0.46)          (0.68)
                                                               ============      ============    ============    ============



 (A) - This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.